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                                                                  Exhibit 10.3.1

                     AMENDMENT TO EXCLUSIVE SUPPLY AGREEMENT

      AMENDMENT made this 20th day of March, 1998, by and between IGI, INC., a Delaware corporation having a principal place of business at Wheat Road and Lincoln Avenue, Buena, New Jersey, 08310, IGEN, INC., a Delaware corporation, having a principal place of business at 103 Springer Boulevard, 3411 Silverside Road, Wilmington, Delaware, IMMUNOGENETICS, INC., a Delaware corporation, having a principal place of business at Wheat Road and Lincoln Avenue, Buena, New Jersey 08310 (collectively, "IGI"), and IMX PHARMACEUTICALS, INC., a Utah corporation having its principal place of business at 2295 Corporate Boulevard, Boca Raton, Florida 33431 ("IMX").

                              W I T N E S S E T H:

      WHEREAS, IMX and IGI entered into an Exclusive Supply Agreement dated September 30, 1997 (the "Agreement"), and the parties thereto wish to amend the Agreement in the respects set forth below.

      NOW, THEREFORE, in consideration of the mutual promises, covenants, and obligations hereinafter set forth, the parties agree as follows:

      1. Section 2 of the Agreement shall be amended in the following respects:

            (a) Promptly after execution of this Amendment, IMX shall issue to IGI the 214,000 shares of IMX's common stock referred to in subparagraph 2.1(b) of the Agreement. In addition, in lieu of the cash payment provided in subparagraph 2.1(a) of the Agreement, IMX shall pay IGI the sum of $50,000 within five days of full execution of this Amendment and shall also issue 57,714 additional shares of IMX's common stock to IGI, as promptly as possible after execution of this Amendment.

            (b) With respect to the shares issued to it pursuant to the preceding paragraph, IGI shall be entitled to the same registration rights, subject to the same conditions on registration and restrictions on resale, as afforded to the investors in IMX's recently completed private placement pursuant to a Confidential Private Placement Memorandum dated October 30, 1997.

      2. IGI agrees to immediately undertake to conduct tests to quantify how much more active ingredients are contained in its Novasome(R) products than in the three comparative competitive products.

      3. Except as expressly amended herein, the Agreement shall remain unmodified, and in full force and effect.
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      IN WITNESS WHEREOF, the parties have duly executed this Amendment, the day, month and year first above written.


IMX PHARMACEUTICALS, INC.                     IGI, INC.

By: /s/ William A. Forster, President         By: /s/ Edward B. Hager
    ---------------------------------             ------------------------------
    William A. Forster, President                 Edward B. Hager, Chairman


IGEN, INC.                                    IMMUNOGENETICS, INC.

By: /s/ Edward B. Hager                       By: /s/ Edward B. Hager
    ---------------------------------             ------------------------------
    Edward B. Hager, Chairman                     Edward B. Hager, Chairman